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                                                                    EXHIBIT 12.4

                             PACCAR Financial Corp.

                 COMPUTATION OF RATIOS FOR ALLOWANCE FOR LOSSES
                       ON RECEIVABLES AND PAST DUE LEVELS
                             (Thousands of Dollars)


                                                                                     Six Months Ended
                                                                                         June 30
                                                                               1995                    1994
---------------------------------------------------------------------------------------------------------------
Net credit losses (recoveries)                                              $     (588)              $     (789)

Allowance for losses at end of period                                           32,450                   25,850

Average finance receivables and
  equipment on operating leases                                              1,799,624                1,546,284

Period end finance receivables and equipment
  on operating leases                                                        1,870,062                1,593,192

Period end contracts and operating
  lease receivables past due over 60 days                                        7,449                    5,581

Period end contracts and
  operating lease receivables                                                1,562,140                1,375,078

Ratios:

Net credit losses (recoveries) to
average finance receivables and
equipment on operating leases(1)                                                 (.07%)                   (.10%)

Allowance for losses to period end
finance receivables and equipment on
operating leases                                                                 1.74%                    1.62%

Period end contracts and operating lease
receivables past due over 60 days to period
end contracts and operating lease receivables                                     .48%                     .41%


(1) Annualized.





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